Exhibit 10.14

BB&T NON-QUALIFIED DEFINED CONTRIBUTION PLAN

(January 1, 2012 Restatement)

BB&T NON-QUALIFIED DEFINED CONTRIBUTION PLAN

(January 1, 2012 Restatement)

TABLE OF CONTENTS

Section		Page

	ARTICLE I
	ESTABLISHMENT AND PURPOSES OF THE PLAN

1.1	Establishment of Plan	1
1.2	Purpose of Plan	1

	ARTICLE II
	DEFINITIONS AND CONSTRUCTION

2.1	Defined Terms	3
2.2	Construction	7

	ARTICLE III
	CREDITS TO ACCOUNTS

3.1	Salary Reduction Credits	8
3.2	Company Matching Credits	9
3.3	Company Discretionary Credits	10

	ARTICLE IV
	NONFORFEITABILITY OF ACCOUNTS	11

	ARTICLE V
	PAYMENT OF BENEFITS

5.1	Distributions	12
5.2	Payment of Benefits upon Separation from Service	12
5.3	Payment of Death Benefit	16
5.4	Rules	17

	ARTICLE VI
	UNFORESEEABLE EMERGENCY PAYMENTS

6.1	Conditions for Request	18
6.2	Written Request	19
6.3	Processing of Request	19
6.4	Rules	20

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ARTICLE VII

DEEMED INVESTMENTS AND ADJUSTMENT OF ACCOUNTS

7.1	Account Administration	21
7.2	Deemed Investment of Accounts in Investment Funds	21
7.3	Deemed Investment in Company Stock by Former Stock
	Plan Participants	22
7.4	Adjustment of Investment Fund Accounts	23
7.5	Adjustment of Company Stock Account	24
7.6	Rules	25

	ARTICLE VIII
	ADMINISTRATION BY COMMITTEE

8.1	Membership of Committee	26
8.2	Committee Officers; Subcommittee	26
8.3	Committee Meetings	26
8.4	Transaction of Business	27
8.5	Committee Records	27
8.6	Establishment of Rules	27
8.7	Conflicts of Interest	27
8.8	Correction of Errors	27
8.9	Authority to Interpret Plan	28
8.10	Third Party Advisors	28
8.11	Compensation of Members	28
8.12	Committee Expenses	28
8.13	Indemnification of Committee	28

	ARTICLE IX
	FUNDING	30

	ARTICLE X
	ALLOCATION OF RESPONSIBILITIES

10.1	Board	31
10.2	Committee	31
10.3	Plan Administrator	31
10.4	Compensation Committee	32

	ARTICLE XI
	BENEFITS NOT ASSIGNABLE; FACILITY OF PAYMENTS

11.1	Benefits Not Assignable	33
11.2	Payments to Minors and Others	33

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	ARTICLE XII
	BENEFICIARY	34

	ARTICLE XIII
	AMENDMENT AND TERMINATION OF PLAN	35

	ARTICLE XIV
	COMMUNICATION TO PARTICIPANTS	36

	ARTICLE XV
	CLAIMS PROCEDURE

15.1	Filing of a Claim for Benefits	37
15.2	Notification to Claimant of Decision	37
15.3	Procedure for Review	37
15.4	Decision on Review	38
15.5	Action by Authorized Representative of Claimant	38

	ARTICLE XVI
	PARTIES TO THE PLAN

16.1	Adoption by Affiliates	40
16.2	Single Plan	40
16.3	Service; Allocation of Costs	40
16.4	Committee	40
16.5	Authority to Amend and Terminate	40

	ARTICLE XVII
	COMPLIANCE WITH SECTION 16 OF THE 1934 ACT AND
	RULE 16B-3 TRADING RESTRICTIONS
		41
	ARTICLE XVIII
	MISCELLANEOUS PROVISIONS

18.1	Notices	42
18.2	Lost Distributees	42
18.3	Reliance on Data	42
18.4	Receipt and Release for Payments	42
18.5	Headings	43
18.6	Continuation of Employment	43
18.7	Construction	43
18.8	Nonliability of Employer	43
18.9	Severability	43
18.10	Merger and Consolidation	43
18.11	Withholding Taxes	44
18.12	Timing of 2005 Deferrals	44
18.13	Compliance with Section 409A	45

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Appendix A	Investment Funds		A-1
Appendix B	Participants		B-1
Appendix C	Participating Affiliates		C-1
Appendix D	Qualifying Plans Effective		D-1
Appendix E	Special Provisions for Prior Plans		E-1
	E.1	Southern National ESOP Excess Plan
	E.2	Capital Accumulation Plan for Eligible Key Employees of
Southern National Corporation
	E.3	Supplemental Retirement Benefit of SNC Plan

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BB&T NON-QUALIFIED DEFINED CONTRIBUTION PLAN

(January 1, 2012 Restatement)

ARTICLE I

ESTABLISHMENT AND PURPOSES OF THE PLAN

1.1 Establishment of Plan. Effective as of January 1, 1997, Southern National Corporation, a multi-banking holding company with principal subsidiaries that included Branch Banking and Trust Company, BB&T of South Carolina, and BB&T of Virginia, (the “Company”) adopted the "Southern National Corporation Non-Qualified Defined Contribution Plan" (the "Plan"). Thereafter in 1997, the Company was renamed BB&T Corporation and, effective as of November 1, 2001, the Plan was renamed the “BB&T Corporation Non-Qualified Defined Contribution Plan” and was further amended and restated. Effective as of January 1, 2009, the Plan was renamed the “BB&T Non-Qualified Defined Contribution Plan” and was amended and restated for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance issued thereunder by the United States Department of Treasury and/or the Internal Revenue Service (collectively, “Section 409A”). Notwithstanding the foregoing, on and after January 1, 2005 through December 31, 2008, the Plan has been operated, to the extent applicable, in good faith compliance with Section 409A. As of the date of execution of this plan document which is effective as of January 1, 2012, the Plan is amended and restated to make certain clarifications in compliance with Section 409A. Moreover, to the extent applicable, the Company intends that the Plan comply with Section 409A and the Plan shall be construed consistently with such intent.

1.2 Purpose of Plan. The primary purpose of the Plan is to supplement the benefits payable to certain participants under the tax-qualified BB&T Corporation 401(k) Savings

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Plan to the extent that such benefits are curtailed by the application of certain limits imposed by the Code. The Plan is also intended to provide certain participants in the Company's executive incentive compensation plans with an effective means of deferring a portion of the payments they are entitled to receive under such plans on a pre-tax basis. All benefits from the Plan shall be payable solely from the general assets of the Company and participating Affiliates. The Plan is comprised of both an "excess benefit plan" within the meaning of Section 3(36) of ERISA and an unfunded plan maintained for the purpose of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan, therefore, is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

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ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1 Defined Terms. Whenever used in this Plan document, the following capitalized terms shall have the meaning set forth below (unless otherwise indicated by the context), rather than any definition set forth in the Savings Plan.

(1)               The term "Account" shall mean the aggregate of the unfunded, separate bookkeeping accounts which are established and maintained with respect to each Participant pursuant to the provisions of Article VII and which may include the following such accounts:

(i) a Matching Account; and

(ii) a Salary Reduction Account.

Separate subaccounts shall be established and maintained with respect to each such separate bookkeeping account which shall include one or more Investment Fund Accounts and, for certain Participants, a Company Stock Account, and which shall be adjusted in the manner provided in Article VII.

(2)               The term "Accrued Benefit" shall mean with respect to each Participant the balance credited to his Account as of the applicable Adjustment Date following adjustment thereof as provided in Article VII.

(3)               The term "Adjustment Date" shall mean each day securities are traded on the New York Stock Exchange, except regularly scheduled holidays of the Company.

(4)               The term "Affiliate" shall mean any employer which, with the Company, would be considered to be a single employer under Sections 414(b) and 414(c) of the Code, using 50%, rather than 80%, as the percentage of ownership required with respect to such Code sections. The status of an entity as an Affiliate relates only to the period of time during which the entity is so affiliated with the Company.

(5)               The term "Beneficiary" shall mean the person, persons, or entity designated or determined pursuant to the provisions of Article XII of the Plan to receive the balance of the Participant's Account under the Plan, if any, after his death.

(6)               The term "Board" shall mean the Board of Directors of the Company.

(7)               The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.

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(8)               The term "Committee" shall mean the Employee Benefits Plan Committee which shall have the powers, duties, and responsibilities set forth in Article VIII.

(9)               The term "Company" shall mean BB&T Corporation, a North Carolina corporation with its principal office at Winston-Salem, North Carolina, or any successor thereto by merger, consolidation, or otherwise.

(10)           The term "Company Discretionary Credits" shall mean the amounts credited to the Participant’s Matching Account by the Committee pursuant to the provisions of Section 3.3.

(11)           The term "Company Matching Credits" shall mean the amounts credited to the Participant's Matching Account by the Committee pursuant to the provisions of Section 3.2.

(12)           The term "Company Stock" shall mean the Company's $5 par value common stock.

(13)           The term "Company Stock Account" shall mean the subaccount of a Salary Reduction Account and/or a Matching Account of a Former Stock Plan Participant set forth in Article VII. The amounts in the Company Stock Account were earned and vested (within the meaning of Section 409A) prior to January 1, 2005, and such amounts (including the earnings thereon) are exempt from the requirements of Section 409A.

(14)           The term "Company Stock Fund" shall mean the BB&T Corporation Common Stock Fund, which consists primarily of shares of Company Stock.

(15)           The term "Company Stock Credit" shall mean a bookkeeping unit used for the purpose of crediting deemed shares of the Company Stock Fund to the Company Stock Account of each Participant for whom a Company Stock Account is established pursuant to Article VII. Each Company Stock Credit shall be equal to one share of the Company Stock Fund. The value of each Company Stock Credit shall be equivalent to the net value of a share of the Company Stock Fund as of the applicable Adjustment Date.

(16)           The term "Compensation Committee" shall mean the Compensation Committee of the Board or its delegate; provided, however, that the authority to make any determinations with regard to Employees who are officers subject to Section 16 of the 1934 Act shall at all times be retained by the Compensation Committee.

(17)           The term "Covered Compensation" shall have the same meaning as the definition of "Compensation" under the Savings Plan without regard to any limits imposed by Section 401(a)(17) of the Code, provided that Salary Reduction Credits under this Plan shall also be included in the definition of Covered Compensation for purposes of this Plan. For purposes of this definition, any change in the definition of Compensation under the Savings Plan that is effective after the first day of a Plan Year shall not be applied to the definition of Covered Compensation until the following Plan Year.

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(18)           The term "Deferral Election Form" shall mean the election form (including a form in electronic, telephonic, or other format) executed by the Participant pursuant to the provisions of Section 3.4 of the Plan.

(19)           The term "Eligible Employee" shall mean each Employee who is determined by the Compensation Committee to be a highly compensated or management employee and who is selected by the Compensation Committee to participate in the Plan. An Employee shall cease to be an Eligible Employee immediately upon the first to occur of the following (i) the Employee's Separation from Service; (ii) the end of the Plan Year in which occurs the determination by the Compensation Committee that the Employee is no longer a highly compensated or management employee; or (iii) the end of the Plan Year in which the Compensation Committee, in its sole discretion, determines that the Employee shall no longer be eligible to participate in the Plan.

(20)           The term "Employee" shall mean an individual in the Service of the Employer, provided that the relationship between him and the Employer is the legal relationship of employer and employee.

(21)           The term "Employer" shall mean the Company and participating Affiliates; Article XVI sets forth the special provisions concerning participating Affiliates.

(22)           The term "Entry Date" shall mean January 1 of each Plan Year; provided, however, that under special circumstances, such as the acquisition of an Affiliate and in accordance with the requirements of Section 409A, the Committee may designate a date other than January 1 of a Plan Year as an Entry Date.

(23)           The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and rules and regulations issued thereunder.

(24)           The term "Investment Fund" shall mean any mutual fund described in Appendix A attached hereto and any self-directed brokerage option allowed by the Committee; provided, however, that the Committee shall determine from time to time the mutual funds to be set forth and described in Appendix A, and shall notify Participants in writing of the available Investment Funds from time to time.

(25)           The term "Investment Fund Account" shall mean a subaccount of a Salary Reduction Account and/or a Matching Account which shall indicate the amount deemed invested in an Investment Fund as set forth in Article VII.

(26)           The term "Investment Fund Credit" shall mean, with respect to each Investment Fund, a bookkeeping unit used for the purpose of crediting deemed shares of such Investment Fund to the corresponding investment subaccounts of each Participant’s Account. Each Investment Fund Credit shall be equal to one share of each Investment Fund. The value of each Investment Fund Credit shall be equivalent to the net value of a share of the applicable Investment Fund as of any Adjustment Date.

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(27)           The term "Matching Account" shall mean the separate bookkeeping account to be kept for each Participant to which Company Matching Credits and any Company Discretionary Credits are credited.

(28)           The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

(29)           The term "Participant" shall mean with respect to any Plan Year an Eligible Employee who has commenced participation in the Plan and any former Eligible Employee who has an Accrued Benefit remaining under the Plan. An Eligible Employee shall become a Participant as of the Entry Date determined by the Committee. A Participant who incurs a Separation from Service and who later returns to Service will not be eligible to reenter the Plan except upon satisfaction of the terms and conditions established by the Committee in accordance with Section 409A. The Committee shall maintain a list of the Participants in the Plan, which shall be amended from time to time.

(30)           The term "Performance-Based Compensation" shall mean compensation considered performance-based compensation under Code section 409A. Generally this means an amount which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Performance criteria shall be established in writing not later than 90 days after the commencement of the period of service to which the criteria relate; provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation shall not include any amount or portion of any amount that will be paid regardless of performance or is based upon a level of performance that is substantially certain to be met at the time the criteria are established.

(31)           The term "Plan" shall mean the BB&T Non-Qualified Defined Contribution Plan, an unfunded, non-qualified deferred compensation plan as herein restated or as duly amended from time to time.

(32)           The term "Plan Administrator" shall mean the plan administrator as provided in Section 8.2.

(33)           The term "Plan Year" shall mean the 12-calendar-month period beginning on January 1 and ending on December 31 of each year.

(34)           The term "Salary Reduction Election Form" shall mean the election form (including a form in electronic, telephonic, or other format) executed by the Participant pursuant to the provisions of Section 3.1 of the Plan.

(35)           The term "Salary Reduction Account" shall mean the separate bookkeeping account to be kept for each Participant to which Salary Reduction Credits shall be credited.

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(36)           The term "Salary Reduction Credits" shall mean the amounts credited to the Participant’s Salary Reduction Account by the Committee pursuant to the provisions of Section 3.1 of the Plan.

(37)           The term "Savings Plan" shall mean the BB&T Corporation 401(k) Savings Plan, as it may be amended from time to time.

(38)           The term "Section 409A" shall mean Section 409A of the Code and the guidance issued thereunder by the United States Department of Treasury and/or the Internal Revenue Service.

(39)           The term "Separation from Service" shall mean a termination of employment with the Company and all Affiliates that is a “separation from service” within the meaning of Section 409A.

(40)           The term "Service" shall mean employment by the Employer as an Employee.

(41)           The term "Specified Employee" shall mean a “specified employee” within the meaning of Section 409A.

(42)           The term "Spouse" or "Surviving Spouse" shall mean, except as otherwise provided in the Plan, the legally married or surviving spouse of a Participant. Notwithstanding the foregoing, a same-gender spouse shall not be deemed to be the Spouse or Surviving Spouse of a Participant for any purpose under the Plan.

(43)           The term "Unforeseeable Emergency" shall mean a severe financial hardship as more fully defined in Section 6.1.

2.2 Construction. Wherever appropriate, words used in the Plan in the singular may include the plural, or the plural may be read as the singular. References to one gender shall include the other. A capitalized term used, but not defined in the Plan, shall have the same meaning given in the Savings Plan, depending on the context in which the term is used.

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ARTICLE III

CREDITS TO ACCOUNTS

3.1 Salary Reduction Credits.

3.1.1 Amount of Salary Reduction Credits. Each Participant who is a participant in the Savings Plan may elect to reduce on a pre-tax basis his Covered Compensation from the Employer for any Plan Year by a percentage as set forth on a Salary Reduction Election Form which the Participant executes prior to the applicable Entry Date and in accordance with Section 3.1.3. Such election will apply to the Covered Compensation received by the Participant after the date such election becomes effective during the Plan Year. For each Plan Year, the deferral election will be effective as of the earlier date below:

(a) the date the Participant's Covered Compensation reaches the limit under Code section 401(a)(17) for the Plan Year while the Participant is making Salary Reduction Contributions under the Savings Plan, or

(b) the date the Participant's contribution to the Savings Plan have reached the pre-tax contribution limit under Code section 402(g) during the Plan Year.

In the event that a Participant’s first Entry Date is other than January 1 and it is his first year of eligibility under the Plan (taking into consideration eligibility under all other nonqualified account balance plans of the Company and of any Affiliate that are required to be aggregated with the Plan under Section 409A in determining whether such Plan Year is in fact the first year of eligibility, within the meaning of Treasury Regulation Section 1.409A-2(a)(7)(ii), under a "plan" that includes the Plan), such Participant may file an initial Salary Reduction Election Form in accordance with this Section 3.1.1 within 30 days of becoming first eligible to participate under the Plan, but only with respect to that portion of his Covered Compensation to be earned for services to be performed subsequent to such election and ending on December 31 of such Plan Year. Such deferral election will be effective as of the earlier of the date that the requirements in (a) or (b) above are satisfied.

3.1.2 Time for Crediting Accounts. Salary Reduction Credits shall be credited to a Participant’s Salary Reduction Account as of the time, and in the same manner, that Salary Reduction Contributions are credited to the Participant’s Salary Reduction Contribution (Before-Tax) Account under the Savings Plan.

3.1.3 Administrative Rules. An election pursuant to Section 3.1.1 shall be made by the Participant by executing and delivering to the Committee a Salary Reduction Election Form in accordance with such rules and procedures as are adopted by the Committee from time to time. Except for the first year of eligibility, the Salary Reduction Election Form must be received by the Committee prior to the beginning of each Plan Year in accordance with procedures established by the Committee. The Salary Reduction

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Election Form of a Participant shall be irrevocable for the relevant Plan Year, subject to permitted adjustments resulting from a Participant’s qualified plan elections consistent with Treasury Regulation Sections 1.409A-2(a)(9) and 1.409A-3(j)(5), or any successors thereto, determined using the Participant's Salary Reduction Contribution rate under the Savings Plan in effect on June 30 prior to the applicable Plan Year. The Salary Reduction Election Form will remain in effect for the Plan Year for which it is first made and for all future Plan Years until it is revoked or changed by a new election submitted pursuant to the rules of this Section 3.1 or the Participant ceases participation in the Plan. Any such election with respect to Covered Compensation that is Performance-Based Compensation must be received by the Committee in accordance with procedures established by the Committee; provided, however, that:

(i) the Committee does not receive such election later than a date that is six months prior to the end of the applicable performance period;

(ii) the Participant has continuously performed services from the later of the beginning of the performance period which is at least 12 consecutive months or the date the performance criteria are established through the date on which the deferral election is made; and

(iii) in no event shall such election be made after such Incentive Compensation has become readily ascertainable.

3.2 Company Matching Credits.

3.2.1 Amount of Company Matching Credits. The Committee shall credit to the Matching Account of each Participant who elects to reduce his Covered Compensation under Section 3.1, with a Company Matching Credit, which shall be an amount equal to (a) minus (b), where

(a) is the sum of the Salary Reduction Credits and the Salary Reduction Contributions under the Savings Plan for the Plan Year, up to 6% of his Covered Compensation for the Plan Year; and

(b) is equal to the Matching Contributions provided under the Savings Plan during the Plan Year;

provided, however, that the Company Matching Credit of a Participant who is first eligible to participate during the Plan Year beginning on an Entry Date other than January 1 as provided in Section 3.1.1 shall be limited to that portion of his Covered Compensation to be earned for services to be performed subsequent to his submission of his Salary Reduction Election Form and ending on December 31 of such Plan Year.

3.2.2 Crediting Company Matching Credits. The amount of Company Matching Credits to be credited to the Matching Account of the Participant shall be credited by the Committee to the Participant's Matching Account as of the same time and

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in the same manner as Matching Contributions are credited to the Participant's Employer Basic Matching Contribution Account and Employer Supplemental Matching Contribution Account under the Savings Plan.

3.3 Company Discretionary Credits.

3.3.1 Amount of Company Discretionary Credits. At the discretion of the Company and pursuant to the directions of the Company, the Committee shall credit to the Matching Account of a Participant with a Company Discretionary Credit, which shall be an amount determined by the Company. The determination of which Participant shall be credited with a Company Discretionary Credit and the amount of such credit shall be determined solely by the Company.

3.3.2 Time for Crediting Company Discretionary Credits. The amount of Company Discretionary Credits to be credited to the Matching Account of the Participant shall be credited at such time or times as the Committee so designates.

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ARTICLE IV

NONFORFEITABILITY OF ACCOUNTS

Upon Separation from Service, the interest of a Participant in his Salary Reduction Account as well as his Matching Account (including any Company Stock Account) shall not be subject to forfeiture; provided, however that in the event the Participant has engaged in misconduct, including, but not limited to, embezzlement, larceny, theft, and other dishonest acts affecting the Employer, or has engaged in direct competition with the Employer while a Participant, such Participant shall forfeit the entire interest in his Matching Account.

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ARTICLE V

PAYMENT OF BENEFITS

5.1 Distributions

5.1.1 In General. Except as otherwise provided in Article VI relating to payments in the event of an Unforeseeable Emergency, the vested Accrued Benefit of a Participant shall be distributed to or with respect to a Participant only upon the Participant's Separation from Service or death. Payment of benefits on account of a Separation from Service shall be made in accordance with Section 5.2. Payment of benefits on account of the death of a Participant shall be made in accordance with Section 5.3.

5.1.2 No Acceleration. Except as otherwise provided below and in Article VI relating payments in the event of an Unforeseeable Emergency, which are permitted under Section 409A, no acceleration of the time and form of payment of a Participant’s Accrued Benefit, or any portion thereof, shall be permitted. Any portion of a Participant’s Account that is includible in income under Section 409A shall be distributed immediately to the Participant. And a Participant’s Account shall be distributed upon the sale of substantially all of the Company’s assets, as provided in Section 15.14 of the BB&T Corporation Non-Qualified Deferred Compensation Trust and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix)(B) or any successor thereto.

5.2 Payment of Benefits upon Separation from Service.

5.2.1 Form of Distribution. Subject to the provisions of Article XVII, the vested Accrued Benefit of a Participant who has incurred a Separation from Service shall be paid to the Participant or applied for his benefit under one of the following options:

Option A Term Certain Option. Payment in approximately equal monthly installments over a term certain not to exceed 180 months; or

Option B Lump Sum Option. Payment in a lump sum.

The election of the distribution option with respect to his vested Accrued Benefit ("Form Election") shall be made by the Participant on a form approved by the Committee and filed with the Committee as provided in Section 5.2.3. Notwithstanding the foregoing, all Form Elections are subject to the provisions of Section 5.2.2(b). In the event that a Participant fails to elect a distribution option or fails to make a timely election, his vested Accrued Benefit shall be paid to him under the Lump Sum Option. The amount of a Participant's vested Accrued Benefit for purposes of any distribution made pursuant to this Article V shall be determined as of the Adjustment Date that such distribution is actually processed by the Committee or its designee.

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Notwithstanding any election made by the Participant pursuant to this Section 5.2.1, if prior to the distribution processing date the Participant advises the Committee in writing that he desires to have his vested Company Stock Accounts, if any, paid to him in shares of Company Stock (as provided in Section 5.2.4), his vested Company Stock Accounts shall be paid to him in accordance with the distribution option elected by him pursuant to this Section 5.2.1; provided, however, that if the Participant elected the Term Certain Option, payment of the Participant's Company Stock Accounts, which are grandfathered from Section 409A, shall be paid to him in approximately equal annual (rather than monthly) installments over the term certain selected by the Participant.

5.2.2 Commencement and Timing of Distributions.

(a) In General. Except as otherwise provided in Article VI relating to payments in the event of an Unforeseeable Emergency, no benefit payments will be made to the Participant from the Plan under this Section 5.2 until the Participant has incurred a Separation from Service. Subject to the provisions of Section 5.2.2(b) and Article XVII, payment of a Participant’s vested Accrued Benefit shall commence within one of the following periods:

Option 1        Distribution shall commence within the 60-day period next following the date the Participant incurs a Separation from Service; provided that if such 60-day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the calendar year of payment.

Option 2        Distribution shall commence within the period beginning on the first day of January of the Plan Year which next follows the Plan Year in which the Participant incurred a Separation from Service and ending on the last day of February of such Plan Year.

Option 3        Distribution shall commence within the 60-day period next following the later of (a) the date the Participant attains age 65, or (b) the date the Participant has incurred a Separation from Service; provided that if such 60-day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the calendar year of payment.

Option 4        Distribution shall commence within the period beginning on the first day of January of the Plan Year, and ending on the last day of February of such Plan Year, which next follows the later of (a) the Plan Year in which the Participant attains age 65, or (b) the Plan Year in which the Participant has incurred a Separation from Service.

The election of the date as of which distribution shall commence (the "Timing Election") shall be made by the Participant on a form approved by the Committee and filed with the

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Committee as provided in Section 5.2.3. If the Participant fails to elect one of these options, fails to make a timely election, or fails to make consistent elections for all deferrals, Option 1 will be deemed to have been elected by the Participant.

(b) Specified Employees. Notwithstanding any other provision of the Plan to the contrary, in the event that a Participant is a Specified Employee at the time of his Separation from Service, to the extent that payment of his vested Accrued Benefit would constitute “nonqualified deferred compensation” within the meaning of Section 409A, any Accrued Benefit payable during the six-month period following such Separation from Service shall be paid during the 30-day period commencing with the first day of the seventh month following the month of the Participant’s Separation from Service; provided, however, that if such 30-day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the taxable year of payment.

5.2.3 Timing and Duration of Elections.

(a) Elections for 2005, 2006, 2007, and 2008. On or before December 31, 2008, Participants may make Form Elections and Timing Elections with respect to their Accrued Benefits for Plan Years 2005, 2006, 2007, and 2008; provided, however, that:

(i)	No amount subject to any such election shall otherwise be payable in the calendar year in which the election is made;
(ii)	Such election shall not cause an amount to be paid in the calendar year of the election that would not otherwise be payable in such year;
(iii)	All Form Elections shall be consistent with each other and all Timing Elections shall be consistent with each other; and
(iv)	Such elections shall continue in effect for future Plan Years unless subsequent elections pursuant to the provisions of Section 5.2.3(c) are made and become effective.

(b) Initial Distribution Elections. On or before the December 31 that immediately precedes the Plan Year in which he is first eligible to participate in the Plan, a Participant shall make a Form Election and Timing Election on a distribution election form approved by the Committee and filed with the Committee in accordance with procedures established by the Committee. A Participant who is eligible, pursuant to Sections 3.1.1 and/or 3.3.1, to make an election to participate in the Plan on an Entry Date other than January 1 shall make a Form Election and Timing Election on a distribution election form approved by the Committee and filed with the Committee within 30 days of becoming first eligible to participate in the Plan. Such elections shall continue in effect for future Plan Years unless subsequent elections pursuant to the provisions of Section 5.2.3(c) are made and become effective.

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(c) Subsequent Elections. Notwithstanding any provision of the Plan to the contrary, a Participant may change any Form Election or Timing Election made under Section 5.2.3(a) or (b) above only if the following conditions are met:

(i)	The time and form of payment is permitted under the terms of the Plan and if the time and form of payment is changed, the time and form of all previous Form Elections and Timing Elections is changed to a consistent time and form of payment; and
(ii)	Any such subsequent election shall not take effect until at least 12 months after the date on which the election is made; and
(iii)	The payment with respect to which any such subsequent election is made is deferred for a period of not less than five years from the date such payment would otherwise be made (for this purpose, payments under the Term Certain Option shall be treated as a single payment); and
(iv)	Any subsequent election shall not be made less than 12 months prior to the date of the first scheduled payment; and
(v)	The election shall be irrevocable as of the last date it can be made.

Further, any subsequent election made by a Participant must be made prior to the Participant attaining the age of 60.

5.2.4 Medium of Distribution. Subject to the provisions of Article XVII, distributions from the Plan shall be made in cash unless prior to the distribution processing date the Participant advises the Committee in writing that he desires to receive payment of his vested Company Stock Accounts, if any, in Company Stock. The number of shares of Company Stock distributable to the Participant shall be determined as of the Adjustment Date the Participant's distribution from the Plan is actually processed by the Committee or its designee. Any portion of a payment that would be represented by a fractional share shall be paid in cash. Notwithstanding the foregoing, if a Participant's vested Company Stock Accounts, which are grandfathered from Section 409A, are paid to him in annual installments pursuant to Section 5.2.1, the number of shares of Company Stock initially distributed to the Participant shall be determined by multiplying the value of the Participant's Company Stock Accounts as of the date benefit payments are to commence by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of installments to be paid. If a portion of the initial payment would be represented by a fractional share, such portion shall be paid in cash. As of each February 1 after the first annual installment payment (the “Annual Valuation Date”), the number of shares of Company Stock distributed to the Participant shall be determined by multiplying the value of the Participant's Company Stock Accounts as of the Annual Valuation Date by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be paid. If a portion of any subsequent

15

installment payment would be represented by a fractional share, such portion shall be paid in cash. The Company Stock Account shall continue to be adjusted as provided in Article VII until the entire balance credited to the Company Stock Account has been distributed.

5.2.5 Installment Payments. Except as otherwise provided in Section 5.2.4, if the Participant's vested Accrued Benefit is to be distributed in installments pursuant to the Term Certain Option, the amount of each monthly installment shall initially be equal to the value of the Account as of the date benefit payments are to commence multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of installments to be paid. As of each Annual Valuation Date, the amount of the monthly installment payment shall be adjusted so that for the twelve-consecutive month period beginning on such Annual Valuation Date the amount of each monthly installment payment shall be equal to the value of the Account on such Annual Valuation Date multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be paid. The Account shall continue to be adjusted as provided in Article VII until the entire balance credited to the Account has been paid. Any final earnings shall be paid with the last installment.

5.3 Payment of Death Benefit. On the death of a Participant, the vested Accrued Benefit of such Participant shall be paid to his Beneficiary in accordance with the following special provisions hereafter set forth:

5.3.1 Death Before Payments Begin. In the event that a Participant dies before payment of his vested Accrued Benefit commences under Section 5.2, payment shall be made to the Beneficiary in cash under the Lump Sum Option described in Section 5.2.1. Payment shall be made within the 90-day period that begins the 60th day next following the date of the Participant's death; provided, however, that if such 90-day period begins in one calendar year and ends in another, the Beneficiary shall not have a right to designate the calendar year of payment. The amount of the Participant's vested Accrued Benefit for purposes of any distribution made pursuant to this Section 5.3.1 shall be determined as of the Adjustment Date such distribution is actually processed by the Committee or its designee. Notwithstanding the foregoing and subject to the provisions of Article XVII, prior to the distribution processing date the Beneficiary may advise the Committee in writing that he desires to have the Participant's vested Company Stock Accounts, if any, paid to him in shares of Company Stock rather than in cash. The number of shares of Company Stock distributable to the Beneficiary shall be determined as of the Adjustment Date that the death benefit from the Plan is actually processed by the Committee or its designee. Any portion of a payment that would be represented by a fractional share shall be paid in cash.

5.3.2 Death After Payments Begin. In the event that a Participant dies on or after payment of his vested Accrued Benefit commences under Section 5.2, the remaining payments (if any) that would have been made to the Participant had he not died shall be

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made to the Participant's Beneficiary in the same manner as they would have been paid to the Participant had he lived.

5.4 Rules. Subject to the provisions of Article XVII and Section 409A, the Committee may from time to time adopt additional policies or rules governing the manner in which distributions will be made from the Plan so that the Plan may be conveniently administered and comply with Section 409A.

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ARTICLE VI

UNFORESEEABLE EMERGENCY PAYMENTS

6.1 Conditions for Request. Subject to the provisions of Article XVII, a Participant may, at any time prior to his Separation from Service, make application to the Committee to receive a cash payment in a lump sum of all or a portion of the total amount credited to his Account (other than the forfeitable portion of his Matching Account) by reason of an Unforeseeable Emergency. The amount of a payment on account of an Unforeseeable Emergency shall not exceed the amount required to meet the financial hardship created by the Unforeseeable Emergency, after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation would not itself cause severe financial hardship), or the cessation of deferrals under the Plan. For purposes of this Article VI, an Unforeseeable Emergency shall mean a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)); (ii) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home by natural disaster not otherwise covered by insurance); or (iii) other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee in accordance with Section 409A, and its decision to grant or deny a payment on account of an Unforeseeable Emergency shall be final. The Committee shall apply uniform and nondiscriminatory standards in accordance with Section 409A in making its decision.

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6.2 Written Request. The Participant's request for a payment on account of an Unforeseeable Emergency must be made in writing to the Committee. The request must specify the nature of the financial hardship, the total amount to be paid from his Account, and the total amount of the actual expense incurred or to be incurred on account of hardship.

6.3 Processing of Request. The processing of a request for a payment on account of an Unforeseeable Emergency shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request. If a Participant incurs a Separation from Service after a request is approved but prior to payment, the approval of his request shall be automatically void and the benefits he is entitled to receive under the Plan shall be paid in accordance with the applicable payment provisions of the Plan. If a payment is approved, such payment shall be made in a lump sum within 60 days of the date of approval; provided, however, that if the 60-day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the calendar year of payment. If the Committee determines that the extent of an Unforeseeable Emergency requires a suspension of the Participant’s deferrals for the Plan Year in which the Unforeseeable Emergency occurs, such a suspension shall take effect upon the date of approval of such emergency. An Unforeseeable Emergency withdrawal shall be charged to the separate bookkeeping accounts which comprise the Account in the following order: (i) the Matching Account (but only to the extent of the vested portion of the Matching Account); and (ii) the Salary Reduction Account. Subject to the provisions of Article XVII, with respect to each such separate bookkeeping account, such Unforeseeable Emergency withdrawal shall be charged to the Investment Fund Accounts and the Company Stock Account with respect to such separate bookkeeping account on a pro rata basis.

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6.4 Rules. Subject to the provisions of Article XVII and Section 409A, the Committee may from time to time adopt additional policies or rules governing the manner in which such payments because of an Unforeseeable Emergency may be made so that the Plan may be conveniently administered and comply with Section 409A.

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ARTICLE VII

DEEMED INVESTMENTS AND ADJUSTMENT OF ACCOUNTS

7.1 Account Administration. The Committee shall establish and maintain on behalf of each Participant the following separate bookkeeping accounts with respect to his Account: (i) Matching Account; and (ii) Salary Reduction Account. If the Participant elects to have all or a portion of the amount credited to each separate bookkeeping account deemed invested in one or more of the Investment Funds as provided in Section 7.2, the Committee shall establish an Investment Fund Account with respect to the amount deemed invested in each Investment Fund. With respect to each Participant who was a Participant in the SNC Excess Plan (as defined in Appendix E) or any other nonqualified plan that was merged into or consolidated with the Plan and that, at the time of such merger or consolidation, allowed participants' accounts to be deemed invested in the Company Stock Fund (the “Former Stock Plans”), the Committee shall also establish and maintain with respect to his Salary Reduction Account and his Matching Account a sub-account entitled Company Stock Account. Each Participant who has a Company Stock Account shall sometimes be referred to herein as a “Former Stock Plan Participant.” In no event shall the Committee establish and maintain a Company Stock Account on behalf of a Participant other than a Former Stock Plan Participant.

7.2 Deemed Investment of Accounts in Investment Funds. In accordance with procedures adopted by the Committee, a Participant may elect to have all or a portion (in integral percentages) of the amount credited to each separate bookkeeping account deemed invested in one or more of the Investment Funds. An election to invest in the Investment Funds shall be made by the Participant in accordance with such rules and procedures as are established by the Committee from time to time. Unless modified or revoked by the Participant, an election to

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invest in the Investment Funds shall continue in effect until such the distribution of the Participant's vested Accrued Benefit is processed by the Committee or its designee in accordance with the provisions of Article V. A Participant unilaterally may modify or revoke his election as of any Adjustment Date by providing advance notice to the Committee in accordance with such rules and procedures as are established by the Committee from time to time. Any amount the Participant has elected to be deemed invested in an Investment Fund shall be converted into Investment Fund Credits with respect to that Investment Fund in the manner and as of the Adjustment Date set forth in procedures established by the Committee. The value of any Investment Fund Credits that the Participant has elected to be deemed sold from an Investment Fund Account and credited to another Investment Fund Account shall be determined in the manner and as of the Adjustment Date set forth in procedures established by the Committee. All deemed dividends, capital gains or other income distributions payable with respect to the Investment Fund Credits allocated to an Investment Fund Account shall be converted into Investment Fund Credits in the manner and as of the Adjustment Date set forth in procedures established by the Committee. In the event the Committee shall change the manner in which amounts are to be converted to Investment Fund Credits or the manner in which Investment Fund Credits are to be deemed sold, it shall communicate such change to Participants in writing in advance of the date such change is to be effective. The Investment Fund Accounts shall be adjusted as provided in Section 7.4 and any fractional shares shall be accounted for as such.

7.3 Deemed Investment in Company Stock by Former Stock Plan Participants. The amounts transferred from the accounts under the Former Stock Plans which were deemed invested in the Company Stock Fund shall remain deemed invested in the Company Stock Fund. In no event shall any other amounts credited to Accounts under the Plan be deemed

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invested in the Company Stock Fund. Notwithstanding the foregoing and in accordance with procedures adopted by the Committee, a Former Stock Plan Participant who was a participant in one of the nonqualified plans described in Appendix D (each such Participant sometimes being referred to herein as a "Qualifying Former Stock Plan Participant") may elect as of any Adjustment Date to have all or a portion (in integral percentages) of his Company Stock Credits credited to his Company Stock Accounts deemed sold and the deemed cash proceeds therefrom credited to his Investment Fund Accounts in accordance with the most recent election made by the Participant pursuant to Section 7.2. An election to sell Company Stock Credits shall be made by the Qualifying Former Stock Plan Participant in accordance with such rules and procedures as are adopted by the Committee from time to time and shall be irrevocable when made. The value of any Company Stock Credits the Qualifying Former Stock Plan Participant has elected to be deemed sold shall be determined in the manner and as of the Adjustment Date described in procedures established by the Committee. In the event the Committee shall change the manner in which the value of Company Stock Credits deemed sold from the Company Stock Accounts are determined, it shall communicate such change to Qualifying Former Stock Plan Participants in writing in advance of the date such change is to be effective. All deemed cash dividends payable with respect to Company Stock Credits then allocated to the Participant's Company Stock Accounts shall be credited to his applicable Investment Fund Accounts in accordance with the most recent election made by the Participant pursuant to Section 7.2. Company Stock Credits which have not been deemed sold shall remain in the Company Stock Accounts and such Accounts shall be adjusted as provided in Section 7.5.

7.4 Adjustment of Investment Fund Accounts. As of the close of business of the Company on each Adjustment Date, the number of Investment Fund Credits allocated to the

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Investment Fund Account of each Participant with respect to each separate bookkeeping account shall be adjusted in the following order:

(a) Any Investment Fund Credits deemed sold from the Investment Fund Account since the next preceding Adjustment Date shall be debited.

(b) Then, any shares of the Investment Fund deemed purchased with amounts converted into Investment Fund Credits plus any additional shares of Investment Fund Credits deemed purchased as a result of any deemed dividends, capital gains, or other income distributions payable since the next preceding Adjustment Date with respect to Investment Fund Credits allocated to the Participant's Investment Fund Account, shall be credited.

(c) Finally, any Investment Fund Credits forfeited with respect to the Investment Fund Account of the Matching Account since the next preceding Adjustment Date shall be debited.

7.5 Adjustment of Company Stock Account. As of the close of business of the Company on each Adjustment Date, the number of Company Stock Credits allocated to the Company Stock Account of each Participant with respect to each separate bookkeeping account shall be adjusted in the following order:

(a) Any Company Stock Credits deemed distributed or deemed sold from the Company Stock Account since the next preceding Adjustment Date shall be debited.

(b) Then, any additional shares of Company Stock Credits deemed issued in connection with any deemed dividends, a stock split, or similar transaction since the next preceding Adjustment Date with respect to Company Stock Credits allocated to the Participant's Company Stock Account, shall be credited.

(c) Finally, any Company Stock Credits forfeited with respect to the Company Stock Account of the Matching Account since the next preceding Adjustment Date, shall be debited.

The aggregate number of Company Stock Credits credited to any Company Stock Account may be appropriately adjusted as the Committee may determine for any increase or decrease in the number of shares of issued Company Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination

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of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 7.5 shall be made by the Committee, in its sole discretion, and its decisions shall be binding and conclusive.

7.6 Rules. Subject to the provisions of Article XVII and Section 409A, the Committee may establish any rules or regulations necessary to implement the provisions of this Article VII and to comply with Section 409A.

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ARTICLE VIII

ADMINISTRATION BY COMMITTEE

8.1 Membership of Committee. The Committee shall consist of the individuals appointed by the Board to serve as members of the Employee Benefits Plan Committee. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.

8.2 Committee Officers; Subcommittee. The members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment in behalf of the Committee. The Chairman of the Committee shall constitute the Plan Administrator and shall be agent for service of legal process on the Plan. In addition, notwithstanding any provision herein, any subcommittee established by the Committee or any Board committee (including the Compensation Committee) or subcommittee may be granted such authority, and be comprised of such members, as is necessary to comply with the conditions imposed by Rule 16b-3, promulgated under Section 16 of the 1934 Act.

8.3 Committee Meetings. The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.

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8.4 Transaction of Business. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

8.5 Committee Records. The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the Plan. The records of the Committee shall contain all relevant data pertaining to individual Participants and their rights under the Plan.

8.6 Establishment of Rules. Subject to the limitations of the Plan, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

8.7 Conflicts of Interest. No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting).

8.8 Correction of Errors. The Committee may correct errors, subject to the requirements of Section 409A, and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the Plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.

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8.9 Authority to Interpret Plan. Subject to the claims procedure set forth in Article XV, the Committee and the Plan Administrator shall have the duty and discretionary authority to interpret and construe the provisions of the Plan and decide any dispute which may arise regarding the rights of Participants hereunder, including the discretionary authority to interpret the Plan and to make determinations as to eligibility for participation and benefits under the Plan. Interpretations and determinations by the Committee and the Plan Administrator shall apply uniformly to all persons similarly situated and shall be binding and conclusive on all interested persons. Such interpretations and determinations shall only be set aside if the Committee and the Plan Administrator are found to have acted arbitrarily and capriciously in interpreting and construing the provisions of the Plan.

8.10 Third Party Advisors. The Committee may engage an attorney, accountant or any other technical advisor on matters regarding the operation of the Plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan.

8.11 Compensation of Members. No fee or compensation shall be paid to any member of the Committee for his service as such.

8.12 Committee Expenses. The Committee shall be entitled to reimbursement by the Company for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Plan.

8.13 Indemnification of Committee. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Company

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shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Company's own assets), each member of the Committee and each other officer, Employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, bad faith, willful misconduct, or gross negligence.

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ARTICLE IX

FUNDING

The Plan is intended to be both an excess benefit plan and an unfunded plan of deferred compensation maintained for a select group of highly compensated or management employees. The obligation of the Employer to make payments hereunder may constitute a general unsecured obligation of the Employer to the Participant. Notwithstanding the foregoing, the Company shall establish and maintain a special separate fund as provided for in the document entitled “BB&T Corporation Non-Qualified Deferred Compensation Trust.” Subject to the restrictions in Section 409A(b), the Employer shall make contributions to the trust no less frequently than annually, and shall provide for trust assets that are at least equal to the sum of the amounts of all Accounts under the Plan as of a date within ten business days before such contribution. Notwithstanding the foregoing, no Participant or his Beneficiary shall have any legal or equitable rights, interest or claims in any particular asset of the trust or the Employer by reason of the Employer's obligation hereunder, and nothing contained herein shall create or be construed as creating any other fiduciary relationship between the Employer and a Participant or any other person. To the extent that any person acquires a right to receive payments from the trust or the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.

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ARTICLE X

ALLOCATION OF RESPONSIBILITIES

The persons responsible for the Plan and the duties and responsibilities allocated to each, which shall be carried out in accordance with the other applicable terms and provisions of the Plan, shall be as follows:

10.1 Board.

(i)                 To amend the Plan (other than the Appendices);

(ii)               To appoint and remove members of the Committee;

(iii)             To terminate the Plan; and

(iv)	To take any actions required to comply with federal and state securities laws (except to the extent that the Committee or a committee or subcommittee established pursuant to Section 8.2 is authorized to do so).

10.2 Committee.

(i)	To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Article XV relating to the claims procedure;
(ii)	To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;
(iii)	To determine the Accrued Benefits of Participants;
(iv)	To direct the Employer in the payment of benefits, and
(v)	To the extent necessary or advisable and except as specifically provided otherwise herein, to amend, or maintain, as the case may be, the Appendices attached hereto.

10.3 Plan Administrator.

(i)	To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agencies to which reports may be required to be submitted from time to time;
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(ii)	To provide for disclosure of Plan provisions and other information relating to the Plan to Participants and other interested parties; and
(iii)	To administer the claims procedure to the extent provided in Article XV.

10.4 Compensation Committee.

(i)	To determine the Employees eligible to participate in the Plan except to the extent otherwise provided in the Plan; and
(ii)	To determine from time to time the mutual funds to be described on Appendix A.
(iii)	In carrying out its duties and responsibilities, the provisions of Sections 8.2, 8.3, 8.4, 8.5, 8.10, 8.11, 8.12, and 8.13 shall apply equally to the Compensation Committee.

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ARTICLE XI

BENEFITS NOT ASSIGNABLE; FACILITY OF PAYMENTS

11.1 Benefits Not Assignable. No portion of any benefit held or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for a Participant’s debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.

11.2 Payments to Minors and Others. If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

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ARTICLE XII

BENEFICIARY

The Participant's Beneficiary shall be the person or persons designated by the Participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the Participant does not designate a Beneficiary, the Beneficiary shall be his Surviving Spouse. If the Participant does not designate a Beneficiary and has no Surviving Spouse, the Beneficiary shall be the Participant's estate. The designation of a Beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a Beneficiary (the "Primary Beneficiary") is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the Contingent Beneficiary, if any, named in the Participant's current beneficiary designation form. If there is no Contingent Beneficiary, the balance shall be paid to the estate of the Primary Beneficiary. Any Beneficiary may disclaim all or any part of any benefit to which such Beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the Beneficiary who filed the disclaimer had died on the date of such filing.

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ARTICLE XIII

AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate the Plan at any time; provided, however, that in no event shall such amendment or termination reduce any Participant's Accrued Benefit as of the date of such amendment or termination, nor shall any such amendment affect the terms of the Plan relating to the payment of such Accrued Benefit without the Participant's prior written consent to such amendment. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date specified in such resolution. Notwithstanding the foregoing, and until otherwise decided by the Board, subject to Section 409A, the officer of the Company specifically designated in resolutions adopted by the Board shall have the authority to amend the Plan to provide for the merger or consolidation of another non-qualified defined contribution plan into the Plan, and in connection therewith, to set forth any special provisions that may apply to the participants in such other plan. Upon termination of the Plan, distribution of the Accrued Benefit of a Participant shall be made to the Participant or his Beneficiary in the manner and at the time described in Article V of the Plan and in accordance with Section 409A. No additional credits of Salary Reduction Credits and Matching Credits shall be made to the respective separate bookkeeping accounts of a Participant following termination of the Plan, but the Account of each Participant shall continue to be adjusted as provided in Article VII until the balance of the Account of the Participant has been fully distributed to him or his Beneficiary.

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ARTICLE XIV

COMMUNICATION TO PARTICIPANTS

The Company shall communicate the principal terms of the Plan to the Participants. The Company shall make a copy of the Plan available for inspection by Participants and their Beneficiaries during reasonable hours, at the principal office of the Company.

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ARTICLE XV

CLAIMS PROCEDURE

15.1 Filing of a Claim for Benefits. If a Participant or Beneficiary (the “Claimant”) believes he is entitled to benefits under the Plan that are not being paid to him or accrued for his benefit, he may file a written claim therefor with the Plan Administrator. If the Plan Administrator is the Claimant, all actions required to be taken by the Plan Administrator pursuant to this Article XV shall be taken instead by another member of the Committee designated by the Committee.

15.2 Notification to Claimant of Decision. Within 90 days after receipt of a claim by the Plan Administrator, or within 180 days if special circumstances require an extension of time, the Plan Administrator shall notify the Claimant of his decision with regard to the claim. If special circumstances require an extension of time, a written notice of the extension shall be furnished to the Claimant prior to commencement of the extension setting forth the special circumstances and the date by which the decision will be furnished. If such claim is wholly or partially denied, notice thereof shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denied or partially denied claim set forth below, including the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

15.3 Procedure for Review. Within 60 days following receipt by the Claimant of notice denying his claim in whole or in part, the Claimant may appeal denial of the claim by

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filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the Claimant shall be given an opportunity to review pertinent documents and receive copies of them, free of charge, and submit issues and comments in writing. The review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

15.4 Decision on Review. The decision on review of a claim denied in whole or in part by the Plan Administrator shall be made in the following manner:

15.4.1 Notification to Claimant of Decision. Within 60 days following receipt by the Committee of the request for review, or within 120 days if special circumstances require an extension of time, the Committee shall notify the Claimant in writing of its decision with regard to the claim. If special circumstances require an extension of time, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.

15.4.2 Format and Content of Decision. The decision on review of a claim that is denied in whole or in part shall set forth: (i) the specific reasons or reasons for the adverse determination; (ii) specific reference to pertinent Plan provisions on which the adverse determination is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iv) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures, as well as a statement of the Claimant’s right to bring an action under ERISA section 502(a).

15.4.3 Effect of Decision. The decision of the Committee shall be final and conclusive.

15.5 Action by Authorized Representative of Claimant. All actions set forth in this Article XV to be taken by the Claimant may be taken by a representative of the Claimant duly authorized by him to act on his behalf on such matters. The Plan Administrator and the

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Committee may require such evidence as either reasonably deems necessary or advisable of the authority of any such representative to act.

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ARTICLE XVI

PARTIES TO THE PLAN

16.1 Adoption by Affiliates. Subject to the approval of the Board, an Affiliate that has adopted the Savings Plan may adopt the Plan and become an employer-party to the Plan by resolutions approved by its Board of Directors. The Affiliates that are employer-parties to the Plan are listed on Appendix C attached hereto, as the same may be amended from time to time by the Committee. The special provisions shall apply to all employer-parties to the Plan are hereinafter set forth.

16.2 Single Plan. The Plan is a single plan with respect to all parties.

16.3 Service; Allocation of Costs. Service for purposes of the Plan shall be interchangeable among employer-parties to the Plan and shall not be deemed interrupted or terminated by the transfer at any time of a Participant from the Service of one employer-party to the Service of another employer-party. In determining the cost of providing benefits under the Plan, each employer-party shall be responsible for the cost associated with the Employees of such employer-party who are Participants in the Plan.

16.4 Committee. The Committee which administers the Plan as applied to the Company shall also be the Committee as applied to each other employer-party to the Plan.

16.5 Authority to Amend and Terminate. The Board of the Company shall have the power to amend or terminate the Plan as applied to each employer-party.

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ARTICLE XVII

COMPLIANCE WITH SECTION 16 OF THE 1934 ACT AND RULE 16B-3 TRADING RESTRICTIONS

The transactions under the Plan are intended to be structured in accordance with the 1934 Act, including but not limited to the restrictions imposed by Rule 16b-3 adopted under the 1934 Act. In addition to the provisions contained in the Plan, transactions by persons subject to Section 16 shall be subject to such further conditions as may be required in order to comply with the terms of Rule 16b-3 and Section 16(b). Without limiting the foregoing, persons subject to Section 16 shall be required to comply with such rules and procedures regarding Plan participation and transactions as may be established by the Committee or a committee or subcommittee established pursuant to Section 8.2; provided, however, that such procedures shall take into account Section 409A, which requires that any delayed distribution be paid at the earliest date at which the Committee reasonably anticipates that making such payment will not cause violation of federal or other applicable securities laws.

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ARTICLE XVIII

MISCELLANEOUS PROVISIONS

18.1 Notices. Each Participant who is not in Service and each Beneficiary shall be responsible for furnishing the Plan Administrator with his current address for the mailing of notices, reports, and benefit payments; provided, however, that the Plan Administrator may use the last address on file with it as a valid address. Any notice required or permitted to be given to any such Participant or Beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

18.2 Lost Distributees. A benefit shall be deemed forfeited if the Plan Administrator is unable after a reasonable period of time to locate the Participant or Beneficiary to whom payment is due.

18.3 Reliance on Data. The Employer, the Committee, and the Plan Administrator shall have the right to rely on any data provided by the Participant or by any Beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant; and the Employer, the Committee, and the Plan Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or Beneficiary.

18.4 Receipt and Release for Payments. Any payment made from the Plan to or with respect to any Participant or Beneficiary, or pursuant to a disclaimer by a Beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan and the Employer with respect to the Plan. The recipient of any payment from the Plan may be required by

42

the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

18.5 Headings. The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

18.6 Continuation of Employment. The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment or the annual rate of compensation of any such pension for any period, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

18.7 Construction. The provisions of the Plan shall be construed and enforced according to the laws of the State of North Carolina, without giving effect to its conflict of laws provisions.

18.8 Nonliability of Employer. The Employer does not guarantee the Participants, former Participants, or Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of the Plan, nor does the Employer guarantee to any of them that the assets of the Employer will be sufficient to provide any or all benefits payable under the Plan at any time, including any time that the Plan may be terminated or partially terminated.

18.9 Severability. All provisions contained in the Plan shall be severable, and in the event that any one or more of them shall be held to be invalid by any competent court, the Plan shall be interpreted as if such invalid provisions were not contained herein.

18.10 Merger and Consolidation. The Company shall not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another

43

corporation, partnership, trust or other entities (a "Successor Entity") unless such Successor Entity shall assume the rights, obligations and liabilities of the Company under the Plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the Plan.

18.11 Withholding Taxes. The Employer shall satisfy all federal, state and local tax reporting and withholding tax requirements prior to making any benefit payment under the Plan. Whenever under the Plan payments are to be made by the Employer in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, and local withholding tax requirements. Whenever payments shall be made in Company Stock, the Employer shall have the right to require the Participant (or Beneficiary) to remit to the Employer an amount sufficient to satisfy all federal, state, and local withholding tax requirements as a condition to the registration of the transfer of such Company Stock on the books of the Company.

18.12 Timing of 2005 Deferrals. The requirements of Article III relating to the timing of deferral elections shall not apply to any deferral elections for 2005 made on or before March 15, 2005; provided that the requirements of Q&A 21 of IRS Notice 2005-1 were met namely: (1) the amounts to which the deferral election related had not been paid or had not become payable at the time of the election; (2) the elections to defer compensation were made in accordance with the terms of the Plan as in effect on December 31, 2005 (other than a requirement to make a deferral election after March 15, 2005); (3) the Plan was otherwise operated in accordance with the requirements of Section 409A with respect to deferrals subject to Section 409A; and (4) the Plan shall be or has been amended to comply with Section 409A in accordance with applicable IRS guidance.

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18.13. Compliance with Section 409A. Notwithstanding any other provision in the Plan or any agreement to the contrary, if and to the extent that Section 409A is deemed to apply to the Plan, it is the intention of Company that the Plan shall comply with Section 409A, and the Plan shall, to the extent practicable, be construed in accordance therewith. Without in any way limiting the effect of the foregoing, in the event that the provisions of Section 409A require that any special terms, provisions, or conditions be included in the Plan, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan. Notwithstanding the foregoing, the Company, any Affiliate, the Board, the Committee, Compensation Committee, the Plan Administrator, or their designees or agents shall not be liable for any taxes, penalties, interest or other monetary amount that may be owed by any Participant, Beneficiary or any other person as a result of the deferral or payment of any amounts under the Plan or as a result of the administration of amounts subject to the Plan.

IN WITNESS WHEREOF, the BB&T Non-Qualified Defined Contribution Plan (January 1, 2012 Restatement) is executed in behalf of the Company on this ______ day of July, 2012.

BB&T CORPORATION

By:

Title:	Senior Executive Vice President

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APPENDIX A

INVESTMENT FUNDS

A list of the Investment Funds available to Participants under the Plan shall be maintained by the Committee.

A-1

APPENDIX B

PARTICIPANTS

A list of the Eligible Employees who are eligible to participate in the Plan and a list of former Eligible Employees with Accrued Benefits under the Plan shall be maintained by the Committee. In addition, a list of Participants and Beneficiaries receiving Plan benefits shall also be maintained by the Committee.

B-1

APPENDIX C

PARTICIPATING AFFILIATES

A list of the Affiliates participating under the Plan shall be maintained by the Committee.

C-1

APPENDIX D

QUALIFYING PLANS EFFECTIVE

South National Corporation ESOP Excess Plan

Life Savings Bancorp, Inc. Non-Qualified Defined Contribution Plan

D-1

APPENDIX E

SPECIAL PROVISIONS FOR PRIOR PLANS

E.1 SPECIAL PROVISIONS RELATING TO SOUTHERN NATIONAL ESOP EXCESS PLAN. Prior to January 1, 1996, the Company sponsored and maintained the Southern National ESOP Excess Plan (the "SNC Excess Plan"). The purpose of the SNC Excess Plan was to restore to employees certain benefits ("restoration benefits") that would have been provided under the Southern National Corporation 401(k) Savings Plan (formerly known as the "Southern National Employee Stock Ownership Plan") except for the limitations imposed by Sections 401(k)(3) and 402(g)(1) of the Code. Since the restoration benefits provided by the SNC Excess Plan are now provided pursuant to Sections 3.1 and 3.2 of the Plan (and which restoration benefits were also provided under the SNC Plan and the Plan prior to this restatement), the SNC Excess Plan was frozen as of December 31, 1995. All employees who were participants in the SNC Excess Plan on December 31,1995, automatically became Participants in the SNC Plan on January 1, 1996. All participants' accounts under the SNC Excess Plan were combined with the separate bookkeeping accounts of similar character under the Plan as of January 1, 1997. Each Former SNC Excess Plan Participant's Tax-Deferred Contribution Account (formerly known as his "Employee's Pre-Tax Account") under the SNC Excess Plan became his Salary Reduction Account under the Plan. Each Former SNC Excess Plan Participant's Matching Contributions Account (formerly known as his "Company's Pre-Tax Account") became his Matching Account under the Plan. The balance in the accounts of each Former SNC Excess Plan Participant under the SNC Excess Plan were deemed invested in Company Stock. The amounts transferred from the accounts under the SNC Excess Plan to the separate bookkeeping accounts of similar character under the Plan shall remain deemed invested in Company Stock until a Former SNC Excess Plan

E-1

Participant elects not to have such amounts deemed invested in Company Stock as provided in Section 7.3.

E.2 SPECIAL PROVISIONS RELATING TO CAPITAL ACCUMULATION PLAN FOR ELIGIBLE KEY EMPLOYEES OF SOUTHERN NATIONAL CORPORATION. Prior to January 1, 1996, the Company sponsored and maintained the Capital Accumulation Plan for Eligible Key Employees of Southern National Corporation (the "SNC Cap Plan"). The purpose of the SNC Cap Plan was to provide selected eligible key employees with the opportunity to defer on a pre-tax basis certain cash awards under the Company's annual and long-term incentive compensation award plans. Since the pre-tax deferral opportunity is provided under Section 3.3 of the Plan (and was also provided under the SNC Plan), the SNC Cap Plan was frozen as of December 31, 1995. All employees who were participants in the SNC Cap Plan automatically became Participants in the SNC Plan on January 1, 1996. Any deferrals credited to a Participant's account under the SNC Cap Plan were combined with the credits to his Incentive Compensation Account under the Plan effective as of January 1, 1997.

E.3 SPECIAL PROVISIONS RELATING TO SUPPLEMENTAL RETIREMENT BENEFIT OF SNC PLAN. Prior to January 1, 1997, Section 4.1 of the SNC Plan provided a special supplemental retirement benefit (the “Retirement Plan Supplement”) to supplement the benefits payable to Participants under the tax-qualified Southern National Corporation Pension Plan (the defined benefit plan sponsored by BB&T which formerly had been known as the "Retirement Plan for the Employees of Branch Banking and Trust Company"). The provisions of the SNC Plan relating to the Retirement Plan Supplement have been incorporated into the non-qualified supplemental retirement plan which became effective as of January 1, 1997 and which is known as the BB&T Non-Qualified Defined Benefit Plan.

E-2